UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 30, 2004 (November 24, 2004)

Radiologix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23311	75-2648089
(Commission File Number)	(IRS Employer Identification No.)

3600 JP Morgan Chase Tower 2200 Ross Avenue Dallas, Texas	75201-2776
(Address of Principal Executive Offices)	(Zip Code)

(214) 303-2776

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On November 24, 2004, Radiologix, Inc. (“Radiologix”) entered into an employment agreement with Mr. Sami Abbasi, which employment agreement is more fully described below under Item 5.02 and which description is incorporated by reference in its entirety into this Item 1.01 (the “Employment Agreement”).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 24, 2004, Radiologix and Mr. Abbasi entered into the Employment Agreement pursuant to which Mr. Abbasi will serve as Chief Executive Officer and President of Radiologix. Under the terms of the Employment Agreement, Mr. Abbasi will receive annual compensation of no less than $500,000 and participate in Radiologix’s bonus plan. Mr. Abbasi will receive 300,000 shares of restricted stock and options for the purchase of 500,000 shares of Radiologix’s common stock, in each case pursuant to the applicable plans and the terms of stock option agreements or stock award agreements under Radiologix’s 2004 Long-Term Incentive Compensation Plan. The initial term of Mr. Abbasi’s employment will be four years, which shall be extended for consecutive one-year periods unless either party provides written notice to the other party of non-renewal at least 90 days prior to the initial term or renewal term.

Prior to entering into the Employment Agreement, Mr. Abbasi served as Executive Vice President and Chief Operating Officer of Radiologix starting in October 2003. He served as Executive Vice President and Chief Financial Officer of Radiologix from December 2000 until October 2003. From January 2000 through June 2000, Mr. Abbasi served as Chief Financial Officer and Chief Operating Officer of Adminiquest, Inc., a private company that provided web-enabled and full-service outsourcing solutions to the insurance and benefits industry. From August 1996 through December 1999, he was Senior Vice President and Chief Financial Officer of Radiologix. From January 1995 through July 1996, Mr. Abbasi served as Vice President in the Healthcare Group of Robertson, Stephens and Company, where he was responsible for investment banking business development and executing a broad range of corporate finance transactions and mergers and acquisitions. From June 1988 through January 1995, he held various positions at Citicorp Securities, including Vice President and Senior Industry Analyst in the Healthcare Group. Mr. Abbasi is 39 years old, and he received his M.B.A. from the University of Rochester and his B.A. in Economics from the University of Pennsylvania.

There were no arrangements or understandings between Mr. Abbasi and any other person pursuant to which Mr. Abbasi was elected Chief Executive Officer and President. There are no family relationships between Mr. Abbasi and any other director or executive officer of Radiologix.

A copy of the Employment Agreement is attached hereto as Exhibit 99.1 to this periodic report on Form 8-K and is incorporated herein by reference, and a copy of the press release issued by Radiologix dated November 30, 2004, announcing Mr. Abbasi’s appointment, is attached hereto as Exhibit 99.2 to this periodic report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished with this Form 8-K.

99.1	Employment Agreement, dated November 24, 2004, by and between Radiologix and Sami Abbasi.

99.2	Press Release dated November 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIOLOGIX, INC.

Date: November 30, 2004	By:	/s/ Michael L. Silhol
	Name:	Michael L. Silhol
	Title:	Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Employment Agreement, dated November 24, 2004, by and between Radiologix and Sami Abbasi.

99.2	Press Release dated November 30, 2004.